Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registrant statements on an appropriate form and any amendments thereto, which may be jointly filed with Union Electric Company, d/b/a Ameren Missouri, and/or Ameren Illinois Company (the “Subsidiary Registrants”) registering (in addition to securities that may be registered by the Subsidiary Registrants) an unspecified aggregate amount of securities which may be in the form of senior unsecured debt securities, subordinated debt securities, common stock, preferred stock, stock purchase contracts, stock purchase units, and other preferred and common equity-linked securities including warrants and options, any of which may be convertible into, or exchangeable for, other securities of the Company or one or more of the Subsidiary Registrants, or by a combination thereof, as authorized by the Company’s Board of Directors on August 12, 2011; and

WHEREAS, each of the below undersigned is a director of the Company;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Thomas R. Voss and/or Martin J. Lyons, Jr. and/or Gregory L. Nelson and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation, and hereby ratify and confirm all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 12th day of August, 2011:

Stephen F. Brauer, Director	/s/ Stephen F. Brauer

Ellen M. Fitzsimmons, Director	/s/ Ellen M. Fitzsimmons

Walter J. Galvin, Director	/s/ Walter J. Galvin

Gayle P. W. Jackson, Director	/s/ Gayle P. W. Jackson

James C. Johnson, Director	/s/ James C. Johnson

Steven H. Lipstein, Director	/s/ Steven H. Lipstein

Patrick T. Stokes, Director	/s/ Patrick T. Stokes

Stephen R. Wilson, Director	/s/ Stephen R. Wilson

Jack D. Woodard, Director	/s/ Jack D. Woodard

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

On this 12th day of August, 2011, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

Carla J. Flinn – Notary Public	/s/ Carla J. Flinn
Notary Seal, State of	Carla J. Flinn
Missouri – St. Louis City
Commission #10399906
My Commission Expires 4/20/2014

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement or registrant statements on an appropriate form and any amendments thereto, which may be jointly filed with Union Electric Company, d/b/a Ameren Missouri, and/or Ameren Illinois Company (the “Subsidiary Registrants”) registering (in addition to securities that may be registered by the Subsidiary Registrants) an unspecified aggregate amount of securities which may be in the form of senior unsecured debt securities, subordinated debt securities, common stock, preferred stock, stock purchase contracts, stock purchase units, and other preferred and common equity-linked securities including warrants and options, any of which may be convertible into, or exchangeable for, other securities of the Company or one or more of the Subsidiary Registrants, or by a combination thereof, as authorized by the Company’s Board of Directors on August 12, 2011; and

WHEREAS, the below undersigned is a director of the Company;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Thomas R. Voss and/or Martin J. Lyons, Jr. and/or Gregory L. Nelson and/or Jerre E. Birdsong the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation, and hereby ratify and confirm all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 24th day of April, 2012:

Catherine S. Brune, Director	/s/ Catherine S. Brune

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

On this 24th day of April, 2012, before me, the undersigned Notary Public in and for said State, personally appeared the above-named director of Ameren Corporation, known to me to be the person described in and who executed the foregoing power of attorney and acknowledged to me that she executed the same as her free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Lynn M. Smith
Lynn M. Smith
Notary Public – Notary Seal
State of Missouri
Commission for St. Louis City
My Commission Expires Sept. 28, 2014
Commission # 10402618